Exhibit 10.1

INDIA GLOBALIZATION CAPITAL, INC.

AMENDMENT No. 2 to

2012 Note and Share Purchase Agreement

Dated March 21, 2014

AMENDMENT No. 2 to

2012 NOTE AND SHARE PURCHASE AGREEMENT

THIS AMENDMENT No. 2 (“Amendment No. 2”) to the 2012 NOTE AND SHARE PURCHASE AGREEMENT by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and BRICOLEUR PARTNERS, L.P. (the “Investor”) dated October 9, 2012 (“2012 Agreement”) is effective as of March 31, 2014.

RECITALS

A.
On October 16, 2009, the Investor purchased a promissory note from the Company in the original principal amount of $2,000,000.00 (the “2009 Security”).  On December 10, 2010, the Company repaid the Investor $200,000 of such principal amount, leaving a balance due of $1,800,000.

B.
On February 25, 2011, the Company issued a promissory note from the Company in the principal amount of $1,800,000.00 (the “2011 Security”) and unrestricted shares of the Company’s common stock to the Investor in exchange for the 2009 Security.

C.
On October 9, 2012, pursuant to the 2012 Agreement, the Company issued a promissory note from the Company in the principal amount of $1,800,000.00 (the “2012 Security”) and unrestricted shares of the Company’s common stock to the Investor in exchange for the 2011 Security.

D.	Amendment No. 1, effective March 31, 2013, to the 2012 Note and Share Purchase Agreement extended the maturity date of the 2012 Security to July 31, 2014.

E.	This Amendment No. 2 extends the maturity date to July 31, 2016 subject to the same terms of the 2012 Agreement and amendments described in Amendment No. 1 and below.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.           Maturity Date of 2012 Security.  Pursuant to Section 6.1 of the 2012 Agreement, Section 1.2 of the 2012 Security is amended and restated to read in its entirety as follows:

“This Unsecured Promissory Note (the “Note”) shall bear no interest from the date of issuance of this Note until paid in full. This Note shall be due and payable on the earlier of (i) July 31, 2016 (the “Maturity Date”), or (ii) upon the occurrence of an Event of Default (as defined in Section 3 hereof). The Company, through July 31, 2014, shall issue to the Investor Seventeen Thousand One Hundred (17,100) freely tradable shares (“Penalty Shares”) for the Common Stock of the Company, prorated to the amount of principal and time outstanding for every month that the Note remains unpaid. Beginning August 1, 2014 the Company shall issue to the Investor Twenty three Thousand Four Hundred and Eighty Nine (23,489) freely tradable shares (“Penalty Shares”) for the Common Stock of the Company, prorated to the amount of principal and time outstanding for every month that the Note remains unpaid.

2.           No Other Changes.  Except as expressly provided herein, nothing contained in this Amendment No. 2 shall alter or affect any provision contained in the 2012 Agreement or the 2012 Security, or Amendment No. 1 and the 2012 Agreement and 2012 Security, as amended hereby, shall remain in effect.

3.           Entire Agreement.  This Amendment No. 2, together with Amendment No. 1, the 2012 Agreement and 2012 Security, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all other written or oral prior agreements or understandings with respect thereto.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed and delivered by their proper and duly authorized officers as of March 21, 2014.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By:
Name: Ram Mukunda
Title: Chief Executive Officer
Address:   4336 Montgomery Avenue
                   Bethesda, MD, 20814

INVESTOR:
BRICOLEUR PARTNERS, L.P.
By:/Bricoleur Capital Management, LLC,
Its General Partner

By:
Name: Tolga Demir
Title: Member of the Management Board